UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2005

INVITROGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25317	33-0373077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Faraday Avenue, Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (760) 603-7200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Chief Executive Officer Compensation. On November 30, 2005, at a meeting of the Compensation and Organizational Development Committee of the Board of Directors of the Company (the “Committee”), the Committee approved an increase in the base salary of Mr. David F. Hoffmeister, the Company’s Chief Financial Officer, Dr. Claude D. Benchimol and Mr. Benjamin E. Bulkley. Specifically, effective as of January 1, 2006, Mr. Hoffmeister’s new base salary was set by the Committee at $440,000, Dr. Benchimol’s new base salary was set at $405,000, and Mr. Bulkley’s new base salary was set at $385,000.

Annual Incentive Compensation Plan. In addition, on November 30, 2005 the Committee approved the terms of the Company’s 2006 Incentive Compensation Plan (the “2006 Incentive Plan”). The 2006 Incentive Plan is intended to provide incentives to all regular part-time and full-time employees, including the Company’s executive officers, who are not participants in any Company sales incentive plan, in the form of cash bonus payments for achieving certain performance goals established under the 2006 Incentive Plan. The design of the Company’s 2006 Incentive Plan is substantially similar to the Company’s 2005 Incentive Plan and other prior year incentive plans, and all such plans reward achievement at specified levels of financial and individual performance.

Under the 2006 Incentive Plan, just as the Company had done under the 2005 predecessor plan, each eligible participant, based on such participant’s career band, has an assigned target bonus level, expressed as a percent of base salary. Depending on corporate and financial performance and individual performance, each eligible participant may earn between 0 and two times the target bonus. The two main components of each years incentive plan include a corporate financial component and an individual team component.

•	For employees other than the Chief Executive Officer, the corporate financial component includes two measurements: (1) corporate revenue and (2) corporate net income, each with an equal weighting of 30% of the target bonus payout (for a total of 60% target payout under these corporate financial components).

•	For employees other than the Chief Executive Officer, the individual / team component measures performance against the individual / team objectives set forth during the Company’s annual performance appraisal process. The individual / team objectives comprise the remaining 40% of the targeted bonus payout.

•	The CEO’s participation in the 2006 Incentive Plan is based 50% on corporate revenue and 50% on corporate net income.

The Committee’s approval of the terms of the 2006 Incentive Plan shall not be deemed to create an enforceable agreement between the Company and any eligible participant, and the Committee retains discretion to make changes in the plan design and plan participation at any time without prior notice to any eligible participant. No rights to any cash awards shall be deemed to exist unless and until the Committee or, with respect to non-executive officers, the Company, authorizes payment of any awards under the 2005 Incentive Plan following the completion of any fiscal year measurement periods and only after each eligible participant has satisfied the 2005 Incentive Plan’s applicable participation requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invitrogen Corporation
(Registrant)
Date December 6, 2005

/s/ John D. Thompson
John D. Thompson Senior Vice President, Corporate Development